UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 27, 2018

CURO GROUP HOLDINGS CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-38315	90-0934597
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3527 North Ridge Road, Wichita, Kansas		67205
(Address of principal executive offices)		(Zip Code)

(316) 425-1410

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

The information set forth in Item 2.03 of this report is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of the Registrant

On August 27, 2018, CURO Group Holdings Corp. (the “Company”) entered into an indenture (the “Indenture”) with the guarantors party thereto and TMI Trust Company, as trustee and collateral agent, in connection with the Company’s previously announced offering of $690,000,000 aggregate principal amount of its 8.250% Senior Secured Notes due 2025 (the “Notes”).

The net proceeds from the issuance of the Notes, together with available cash will be used (i) to redeem the outstanding 12.000% Senior Secured Notes due 2022 of CURO Financial Technologies Corp. (“CFTC”), the Company’s wholly owned subsidiary (the “CFTC Notes”), (ii) to repay the outstanding indebtedness under the five-year revolving credit facility entered into by CURO Receivables Finance I, LLC, a wholly owned subsidiary of the Company, with Victory Park Management, LLC, (iii) for general corporate purposes and (iv) to pay fees, expenses, premiums and accrued interest in connection therewith.

Pursuant to a redemption notice previously issued by CFTC, the redemption in full of all of the outstanding CFTC Notes is scheduled to occur on September 7, 2018. Upon the deposit of the redemption price with the trustee of the CFTC Notes on August 27, 2018, the indenture governing the CFTC Notes, dated as of February 15, 2015, by and between the guarantors party thereto and TMI Trust Company as trustee and collateral agent, was satisfied and discharged.

The Notes are guaranteed by the Company and by each of its existing and future domestic restricted subsidiaries that are not receivables entities or immaterial subsidiaries. The Notes are secured by liens on substantially all of the Company’s and the guarantors’ assets (including a pledge of equity interests by the Company and the guarantors held in certain direct and indirect subsidiaries), pursuant to a security agreement (the “Security Agreement”) and a pledge agreement (the “Pledge Agreement”), each dated as of August 27, 2018, entered into by the Company and the guarantors in favor of TMI Trust Company, as collateral agent under the Indenture, subject to certain exceptions and permitted liens; provided, however, that, the liens securing the Notes are contractually subordinated to the liens that secure the indebtedness under the $29.0 million senior secured revolving loan facility entered into by CFTC and CURO Intermediate Holdings Corp., each a wholly owned subsidiary of the Company, and guaranteed by the Company and each of its subsidiaries that guarantee the Notes (the “Senior Secured Revolving Loan Facility”), pursuant to the terms of an intercreditor agreement (the “Intercreditor Agreement”) between TMI Trust Company, as collateral agent under the Indenture, and the agent for the lenders under the Senior Secured Revolving Loan Facility.

At any time prior to September 1, 2021, the Company may redeem (i) up to 40% of the aggregate principal amount of the Notes at a price equal to 108.250% of the principal amount of the Notes, plus accrued and unpaid interest, if any, to the applicable redemption date with the net proceeds of certain equity offerings; and (ii) some or all of the Notes at a make-whole price. On or after September 1, 2021, the Company may redeem some or all of the Notes at a premium that will decrease over time, plus accrued and unpaid interest, if any, to the applicable date of redemption. The redemption price for the Notes if redeemed during the 12 months beginning (i) September 1, 2021 is 104.125%, (ii) September 1, 2022 is 102.063% and (iii) September 1, 2023 and thereafter is 100.000%.

The offering of the Notes was not registered under the Securities Act of 1933, as amended (the “Securities Act”), and the Notes may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The Notes were sold to “qualified institutional buyers” as defined in Rule 144A under the Securities Act, and non-U.S. persons outside the United States under Regulation S under the Securities Act.

In connection with the foregoing, on August 27, 2018, a second amendment to the Revolving Loan Agreement (the “Second Amendment”) was entered into by CFTC and CURO Intermediate Holdings Corp. The Second Amendment amends the Revolving Loan Agreement, among others, to reflect the issuance of the Notes (as described above).

The foregoing descriptions of the Indenture, Security Agreement, Pledge Agreement, Intercreditor Agreement and Second Amendment do not purport to be complete and are subject to, and qualified in their entirety by reference to, the full text of such agreements, which are filed herewith as exhibits hereto and are incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

The following exhibits are being filed with this Current Report on Form 8-K:

4.1	Indenture, dated as of August 27, 2018, by and among CURO Group Holdings Corp., the guarantors party thereto and TMI Trust Company, as trustee and collateral agent

10.1	Pledge Agreement, dated as of August 27, 2018, by and among CURO Group Holdings Corp., the guarantors party thereto and TMI Trust Company, as collateral agent

10.2	Security Agreement, dated as of August 27, 2018, by and among CURO Group Holdings Corp., the guarantors party thereto and TMI Trust Company, as collateral agent

10.3	Intercreditor Agreement, dated as of August 27, 2018, by and among TMI Trust Company, as collateral agent under the Indenture, and the agent for the lenders under the Senior Secured Revolving Loan Facility

10.4	Second Amendment to Revolving Loan Agreement, dated as of August 27, 2018, by and among CURO Financial Technologies Corp., CURO Intermediate Holdings Corp., the guarantors party thereto, the lenders party thereto and Bay Coast Bank, as administrative agent

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 27, 2018

CURO GROUP HOLDINGS CORP.

By:	/s/ Roger Dean
Name: Roger Dean
Title: Executive Vice President and Chief Financial Officer